EXHIBIT 16


Coopers & Lybrand L.L.P.
370 Seventeenth Street  Suite 3300
Denver, Colorado  80202-5633
Telephone (303) 573-2800
Facsimile (303) 573-2902


April 4, 1996




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

 We have read the statements made by U S WEST Communications, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report on April 4, 1996. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/S/ COOPERS & LYBRAND L.L.P.